ITEM 9.01.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT ("*Agreement*"), dated as of July 17, 2014, is entered into between SANWIRE CORPORATION, a Nevada corporation whose address is 5501 South Mingo, Unit A, Tulsa, OK 74145 ("*Seller*"), and SEVEN ARTS ENTERTAINMENT INC., a Nevada corporation whose address is 8721 Sunset Blvd., Suite 209, Los Angeles, CA 90069 ("*Buyer*").

WHEREAS, Seller is the owner of 100% of the capital stock of iPTerra Technologies, Inc. ("*iPTerra Stock*"), a Nevada corporation, and 100% of the membership interests of Aeronetworks, LLC ("*Aero Membership Interests*"), an Oklahoma limited liability company, (collectively the "*Subsidiaries*"), whose capitalization, unaudited financial statements for the period ended March 31, 2014 and legal addresses are set forth on Exhibit "A."

WHEREAS, Seller desires to sell to Buyer and Buyer desires to buy from Seller the iPTerra Stock and Aero Membership Interests (collectively the "*Shares*") on the terms set forth herein, in consideration of the issuance to Seller of 30,000 shares of Buyer's Series D convertible, redeemable preferred stock ($100 par value) as more particularly described in the Certificate of Designation of Rights and Preferences attached hereto as Exhibit "B," which shall be redeemable in return for the Shares on terms therein set forth on or before December 31, 2014.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Shares. The aggregate purchase price for the Shares is $3,000,000.00 payable in the form of 30,000 shares of Series D Preferred Stock ("*Purchase Price*").

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby ("*Closing*") shall take place at the offices of the Buyer or at such other place and/or on such other date as Buyer and Seller may mutually agree in writing.

(a) At the Closing, Buyer shall cause the Purchase Price to be paid at the direction of Seller, by delivery of five (5) certificates of 6,000 shares each representing the Series D Preferred Stock to the shareholders of Seller designated by it at Closing.

(b) After receiving the Purchase Price, Seller shall transfer the Shares to Buyer by assignments separate from certificate in the form approved by Buyer's counsel. Seller shall execute and deliver to Buyer all documents reasonably required by the counsel for Seller to transfer the Shares from Seller to Buyer.

3. Closing Conditions.

(a) The obligation of Seller to sell, transfer and assign the Shares to Buyer hereunder is subject to satisfaction of the following conditions as of the Closing:

(i) The representations and warranties of Buyer in Section 5 hereof shall be true and correct on and as of the date and time of Closing with the same effect as though made at and as of such date and time.

(ii) Buyer shall have performed and complied in all material respects with all other agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing.

(iii) The name of Buyer shall be changed at Closing to "WirelessConnect Inc."

(iv) The officers and directors of Buyer (except its General Counsel) shall resign at Closing and the directors and officers set forth on Exhibit "C" shall be appointed.

(v) A loan workout agreement between Palm Finance Inc. ("*Palm*") and Buyer acceptable in all respect to Seller shall be completed.

(vi) Buyer shall assume the obligations of Seller to (a) Magna Group LLC in the amount of $405,000.00 as set forth in that certain Senior Convertible Note between Sanwire and Hanover Holdings 1, LLC dated July 31, 2013 (approved by Buyer), (b) to Kanno Group Holdings Ltd in the amount of $587,500.00, and (c) to Kanno Group Holdings II Ltd in the amount of $1,912,500.00 in a form approved by Buyer at Closing.

(vii) Seller shall have approval in writing the terms of the conversion rights of all convertible securities of Buyer as of the date hereof set forth on Exhibit "D".

(viii) Seller shall provide a detailed shareholder list as at one (1) calendar week prior to Closing outlining share position of each insider, director, and management team.

(ix) A loan/conversion agreement between Peter Hoffman and Seller with respect to the obligations of Buyer to him and his wife ("Hoffman Intercompany") shall be completed and be acceptable in all respects to Seller, which shall include a reduction of the Hoffman Intercompany to a Convertible Promissory Note in an amount mutually approved by Seller and Buyer executed by Buyer's subsidiary Seven Arts Filmed Entertainment Louisiana LLC ("SAFELA") and as to which Buyer's sole obligation will be to grant the conversion rights therein provided and which are approved by Seller.

(b) The obligation of Buyer to purchase the Shares from Seller is subject to satisfaction of the following conditions as of the Closing:

(i) The representations and warranties of Seller in Section 4 shall be true and correct on and as of the Closing with the same effect as though made at and as of such date.

(ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing.

(iii) A loan workout agreement between Palm Finance Inc. ("*Palm*") and Buyer acceptable in all respect to Buyer shall be completed.

(iv) An asset transfer agreement under which all film assets of Buyer are transferred to its subsidiary SAFELA in return for assuming all film-related obligations of Buyer including the Hoffman Intercompany, together with a pledge of Buyer's membership interest in SAFELA to include the Hoffman Intercompany.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Seller is duly organized, validly existing and in good standing under the laws of Nevada. Seller's federal employer identification number is 94-3342064.

(b) Seller has all corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(c) Seller owns the Shares of record and beneficially, and upon consummation of the transactions contemplated by this Agreement, Buyer will own the Shares, in each case free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("*Encumbrances*") other than (i) the limitations on transfer of securities under the federal Securities Act of 1933 (as amended, the "*1933 Act*") and applicable state securities laws, and (ii) the transfer restrictions under the Investor Rights Agreement.

(d) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(e) No governmental, administrative or other third party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than filing of any notices required by federal and/or state securities laws.

(f) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

(h) Seller makes no express or implied representations or warranties concerning the Subsidiaries or their financial condition, results of operations, management or other information relating to valuation of the Shares, except that the information contained on Exhibit "A" is true and correct in all material respects.

5. Representation and Warranties of Buyer.

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Buyer's federal employer identification number is 45-3138068.

(b) Buyer has all requisite power and authority to enter into this Agreement, to carry out her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) Buyer acknowledges that the Shares are not registered under the 1933 Act or any state securities laws, and that, in the hands of Seller, the Shares are "restricted securities" that may not be transferred or sold except pursuant to the registration provisions of the 1933 Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, and subject to the provisions and upon the conditions of the Investor Rights Agreement. Buyer acknowledges that Seller is selling the Shares pursuant to Rule 144 promulgated under the 1933 Act, and that Seller makes no representation or warranty whether or not, upon acquisition by Buyer at Closing, the Shares will be "restricted securities" for purposes of the 1933 Act or Rule 144. Buyer acknowledges that, upon acquisition by Buyer at Closing, the Shares will continue to be subject to the terms and conditions of the Investor Rights Agreement.

(d) No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

(g) Buyer has conducted such due diligence and made such inquiry of the Seller and its representatives as it has deemed necessary and has been furnished all materials relating to Subsidiaries, their business and financial condition, the Shares, and any other matters which it has requested and has been afforded by the Seller the opportunity to ask questions and receive answers concerning the Subsidiaries and the Shares; and the Seller has answered all inquiries that Buyer has made of it concerning Subsidiaries, their business and financial condition, or any other

matter relating to the operation of Subsidiaries and the rights, privileges, limitations and value of the Shares.

(b) Buyer recognizes that an investment in the Shares involves significant risks. Buyer has not received, and is not relying on, any information received from Seller relating to the Subsidiaries, their business, financial condition, results of operations or other information pertinent to the valuation of the Shares, except as set forth herein.

6. Survival and Indemnity. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder. Each of Buyer and Seller (in this capacity "*Indemnitor*") hereby indemnifies and holds the other party and their officers, directors, affiliates, attorneys, employees, and other representatives (in this capacity "*Indemnitee*") from and against any and all loss, cost, expenses or damages arising out of or based upon (a) any breach by Indemnitor of any representative or warranty made herein, and (b) any indebtedness, liability or other claims of Indemnitor not specifically assumed by any Indemnitee hereunder.

7. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8. Termination. This Agreement will terminate and have no further force or effect if the Closing has not occurred on or before August 31, 2014.

9. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "*Notice*") shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

11. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

12. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

13. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16. Governing Law; Submission to Jurisdiction. Buyer and Seller acknowledge and agree that this Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of California in each case located in the city of Los Angeles; and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18. Confidentiality. Except upon execution of this Agreement and except as required by law or regulatory authorities, the existence and contents of discussions between the parties will not be disclosed to any third party and no party will issue any statement or communication to the public or press regarding the proposed transaction without the prior written consent of the other party. If negotiations are terminated by either party, the proposed terms of the transaction

and all transaction-related discussions will be kept confidential and will not be disclosed to any person without the prior written consent of the other party, except as required by law or regulatory authority.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SANWIRE CORPORATION

By: ______________________

SEVEN ARTS ENTERTAINMENT INC.

By: ______________________

EXHIBIT "A"

Please see attached.

IPTERRA TECHNOLOGIES, INC.
Financial statements
March 31, 2014
(Expressed in U.S. dollars)
(Unaudited)

IPTERRA TECHNOLOGIES, INC.
Balance sheets
(Expressed in U.S. dollars)
(Unaudited)

	March 31, 2014 $	December 31, 2013 $
ASSETS		
Technology intellectual property (Note 3)	27,177	27,934
Total assets	27,177	27,934
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current liabilities		
Due to a parent company (Note 4)	28,622	28,622
Total current liabilities	28,622	28,622
Nature of operations and continuance of business (Note 1)		
Stockholders' deficit		
Common stock (Note 5) Authorized: 75,000,000 shares, par value $0.001 Issued and outstanding: 100 and 100 shares, respectively	–	–
Additional paid-in capital	–	–
Deficit	(1,445)	(688)
Total stockholders' deficit	(1,445)	(688)
Total liabilities and stockholders' deficit	27,177	27,934

(The accompanying notes are an integral part of these financial statements)

IPTERRA TECHNOLOGIES, INC.

Statement of operations
(Expressed in U.S. dollars)
(Unaudited)

	Three Months Ended March 31, 2014 $	Three Months Ended March 31, 2013 $
Expenses		
Amortization of intangible assets	757	-
General and administrative	-	-
Total expenses	757	-
Net loss for the period	(757)	-
Net loss per share, basic and diluted	(8)	-
Weighted average number of shares outstanding	100	100

(The accompanying notes are an integral part of these financial statements)

IPTERRA TECHNOLOGIES, INC.

Statements of stockholder's deficit
(expressed in U.S. dollars)
(Unaudited)

	Common Stock		Additional paid-in capital	Deficit	Total stockholders' deficit
	Number	Amount $	$	$	$
Balance, December 31, 2013	100	–	–	(688)	(688)
Net loss for the period	–	–	–	(757)	(757)
Balance, March 31, 2014	100	–	–	(1,445)	(1,445)

(The accompanying notes are an integral part of these financial statements)

IPTERRA TECHNOLOGIES, INC.

Statements of cash flows
(Expressed in U.S. dollars)
(Unaudited)

	Three Months Ended March 31, 2014 $	Three Months Ended March 31, 2013 $
Operating activities		
Net loss for the period	(757)	–
Adjustments to reconcile net loss to net cash used in operating activities:		
Amortization of intangible asset	757	–
Changes in operating assets and liabilities:		
Due to a former shareholder	–	–
Due to a parent company	–	–
Net cash used in operating activities	–	–
Change in cash	–	–
Cash, beginning of period	–	–
Cash, end of period	–	–
Non-cash investing and financing activities:		
Technology intellectual property transferred from a parent company	–	–
Supplemental disclosures:		
Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these financial statements)

1. **Nature of Operations and Continuance of Business**

2. iPTerra Technologies, Inc. (the "Company") was incorporated in the State of Nevada on October 11, 2012. The Company is a designer, developer, manufacturer, and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining industry. iPMine, iPTerra's flagship solution, allows mine operators to communicate (voice, text, and video), track, locate, identify, and monitor with every miner and piece of equipment in a mine, right from an office computer desktop, or from anywhere in the world with an internet connection.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to raise additional equity capital through private and public offerings of its common stock, and the attainment of profitable operations. As at March 31, 2014, the Company has an accumulated deficit of $1,445 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. **Summary of Significant Accounting Policies**

(a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States. These financial statements are expressed in US dollars.

(b) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the estimated useful lives and recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Intangible Assets

Intangible assets are stated at cost less accumulated amortization. The Company's intangible asset is the iPMine technology which is being amortized straight-line over 10 years.

(d) Long-lived Assets

In accordance with ASC 360, "Property, Plant and Equipment", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(e) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, "Accounting for Income Taxes". The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the

(Expressed in U.S. dollars)

financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(f) Financial Instruments and Fair Value Measures

ASC 820, "Fair Value Measurements and Disclosures" requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of amounts due to a parent company. The recorded values of all financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(g) Loss Per Share

The Company computes loss per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at December 31, 2013, the Company had no dilutive potential shares outstanding.

(h) Comprehensive Loss

ASC 220, "Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2013 and 2012, the Company had no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

(i) Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

(Expressed in U.S. dollars)

3. Technology Intellectual Property

	Cost $	Accumulated amortization $	March 31, 2014 Net carrying value $	December 31, 2013 Net carrying value $
iPMine technology	28,222	1,045	27,177	27,934

On January 14, 2013, Sanwire Corporation (formerly NT Mining Corporation) (a parent of the Company, "Sanwire") acquired 100% ownership of the Company for $5,500, which is to be paid to the seller within a one year period from the closing date.

On March 22, 2013, Sanwire exercised its option under the License Agreement to acquire 100% ownership of the iPMine communication and mine safety system. Sanwire acquired 100% of the iPMine intellectual property for total consideration of $10,000,000 comprised of 20,000,000 shares of common stock of Sanwire with a fair value of $20,000 and the assumption of $9,980,000 in debt owing to two companies controlled by a former director of Sanwire. The debt was non-interest bearing, due on demand, and secured by the iPMine technology.

On November 25, 2013, Sanwire transferred 100% ownership of the iPMine intellectual property to the Company at a carrying value of $28,222. The iPMine system operates under the Company.

4. Due to a parent company

As at March 31, 2014, the amount of $28,622 (December 31, 2013 – $28,622) is owed to a parent company, Sanwire, which is non-interest bearing, unsecured, and due on demand.

5. Capital Stock

Authorized

Authorized capital stock consists of 75,000,000 common shares with par value of $0.001 per share.

Share Issuance

(a) On October 11, 2012, the Company issued 100 shares of common stock to Sanwire with a fair value of $0.1.

Income Statement

Aero Networks LLC Y-T-D Sept 30, 2013

Revenue	Year to Date Amount
Gross sales	$414,707.00
Other Income	$660.83
Less sales returns and allowances	
Net sales	$415,367.83
Cost of Sales	**Year to Date Amount**
Beginning inventory	
Plus goods purchased/manufactured	
Total goods available	
Less ending inventory	
Total cost of goods sold	
Gross profit (loss)	
Operating Expenses	**Year to Date Amount**
Selling	
Sub Contracts	$311,590.00
Commissions	
Advertising	
Other Expenses	$81,009.05
Total selling expenses	$392,599.05
General/Administrative	
Professional Fees	1,703.73
Salaries and Wages	30,000.00
Manager Consulting Contracts	143,170.00
Bank fees	220.49
Phone	2,911.02
Rent	2,919.00
Utilities	788.50
Office supplies	2,707.25
Travel and entertainment	20,542.19
Repairs and Maintenance	790.11
Computer and Internet Expenses	1,757.06
Working Capital Finance	18,000.00
Other Expenses	90.00
Total General/Administrative expenses	$225,699.35
Total operating expenses	$618,298.40
Net Income (Loss)	($202,930.57)

Aero Networks LLC 9/30/2013 Balance Sheet

ASSETS	229,910.15
Current Assets	229,910.15
Cash in Bank	-488.81
Accounts Receivable	219,107.00
Inventory	
Prepaid Expenses	
Short-term Investments	
Deferred Income Taxes	
Partner Loans	11,291.96
Fixed Assets	0.00
Machinery and Equipment	
Furniture and Fixtures	
Leasehold Improvements	
Land and Buildings	
Other Fixed Assets	
Accumulated Depreciation	
Other Assets	0.00
Intangibles	
Deposits	
Goodwill	
Other	

LIABILITIES	229,910.15
Current Liabilities	441,824.94
Accounts Payable and Accrued Expenses	308,835.69
Interest Payable	
Taxes Payable	
Short-term Notes	
Current Portion of Long-term Debt	
Accrued Retirement	
Notes Payable to Partners	132,989.25
Long-term Liabilities	0.00
Bank Loans Payable	
Notes Payable to Stockholders	
Other Long-term Debts	
Shareholder's Equity	-211,914.79
Capital Stock	
Net Income	(202,930.57)
Retained Earnings	-8,984.22

Current Asset & Liability Analysis

Current Ratio	0.52
Quick Ratio	0.52
Cash Ratio	0.00
Working Capital	-211,914.79

EXHIBIT "B"

Please see attached.

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

SEVEN ARTS ENTERTAINMENT INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

SEVEN ARTS ENTERTAINMENT INC., a corporation organized and existing under the laws of the State of Nevada ("Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company effective as of June, 2014, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation (as amended) and by the Bylaws of the Company.
RESOLVED that, pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation (as amended), the Board of Directors hereby reclassifies Thirty Thousand (30,000) of the One Million (1,000,000) shares of the Company's previously authorized capital stock, par value $100.00 per share (the "Preferred Stock"), into a new class and series

(to be continued on next page)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT "B"

Certificate of Designations continued:

. . . of preferred stock herein authorized and designated as the Series D Cumulative Convertible $100 Stated Value Preferred Stock, Stated Value $100.00 per share defined below as the Series D Preferred Stock; and the Board of Directors hereby designates and fixes the classification, voting powers, designations, preferences, limiting rights, and the relative, participating, optional and other special rights of the Thirty Thousand (30,000) authorized shares of the Capital Stock (as defined below) of Company (as defined below) as follows:

1. Number. The number of shares constituting the Series D Preferred Stock shall be Thirty Thousand (30,000) shares.

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated. The following definitions will be equally applicable to both the singular and plural forms of the defined terms.

"Articles" means the Articles of Incorporation of the Company, as amended.

"Board" means the Board of Directors of the Company.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate of Rights and Preferences" means this Certificate of Designations, Rights and Preferences of the Series D Cumulative Convertible $100 Stated Value Preferred Stock.

"Change of Control" shall mean the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting control over, a majority of the issued shares of SAE.

"Common Stock" means Four Hundred Ninety Nine Million (499,000,000) shares of the Company's authorized Capital Stock of the Five Hundred Million shares of Capital Stock authorized by the Articles of Incorporation. Shares of Common Stock shall be considered Junior Securities as defined herein.

"Company" means Seven Arts Entertainment, Inc., a Nevada corporation.

"Conversion Closing" is defined in Section 6(A)(i).

"Conversion Closing Date" is defined in Section 6(A)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" is defined in Section 6(A)(ii), subject to adjustment as set forth in this Certificate of Rights and Preferences and subject to adjustment for stock splits, recombinations, stock dividends, anti-dilution provisions, and the like.

"Conversion Stock Amount" is defined in Section 6(A)(iii).

"Daily Market Price" means, with respect to the Common Stock on any date, the amount per share of such Common Stock equal to (i) the daily volume-weighted average price on such date on the Principal Listing Exchange or, if such security has no Principal Listing Exchange, the market on which such security is then listed or, if no sale takes place on such date, the average of the closing bid and asked prices thereof on such date on the Principal Listing Exchange or, if such security has no Principal Listing Exchange, the market on which such security is then listed, in each case as reported by Bloomberg, L.P. (or by such other Person as Holder and the Company may agree), or (ii) if such Common Stock are not then listed or admitted to trading on a market, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by Holders of a Majority of the Series D Preferred Stock and reasonably acceptable to the Company (whose fees and expenses shall be borne by Company), subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Exchange" means OTCQB or any other national trading exchange on which the Common Stock is listed or admitted to trading at any relevant time.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" means a holder of Series D Preferred Stock.

"Issue Date" means with respect to any share of Series D Preferred Stock the original date of issuance of such share of Series D Preferred Stock.

"Junior Securities" means Capital Stock of the Company that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series D Preferred Stock. Junior Securities include (without limitation) Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of filing this Certificate with the Nevada Secretary of State.

"Liquidation" means the voluntary or involuntary Change of Control, liquidation (including, without limitation, the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets), dissolution or winding up of the Company.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series D Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series D Preferred Stock.

"Original Issue Date" means the date of this Certificate.

"Parity Securities" means any class or series of Capital Stock of the Company that, with respect to dividends or distributions upon Liquidation, is *pari passu* with the Series D Preferred Stock.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Principal Listing Exchange" means the "Exchange".

"Registered Common Stock" means Common Stock of the Company the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock of the Company that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series D Preferred Stock.

"Series D Preferred Stock" means the Thirty Thousand (30,000) shares of Series D Cumulative Convertible $100 Stated Value Preferred Stock of the Company designated by the Board of Directors of the Company pursuant to this Certificate. The Company will not issue any additional shares of Series D Preferred Stock without approval of Holders of a Majority of the Series D Preferred Stock, which approval may be withheld by the Holders for any reason in its sole discretion.

"Stated Value" is an amount equal to $100.00 per share of Series D Preferred Stock plus (x) any accrued and unpaid dividends, as of the date of determination, which for purposes of Section 6(A) shall be any applicable Conversion Closing Date, whether or not declared and whether or not earnings are available in respect of such dividends and assuming solely for the purposes of this definition that such dividends are paid in cash in accordance with Section 6(A)(iii), and (y) any dividends declared on the Common Stock in an amount equal to the product of (A) the per-share dividend on Common Stock multiplied by (B) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock on the date such dividend is declared on the Common Stock. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any such securities shall be valued as follows: (i) if traded on an Exchange, the value shall be deemed to be the average of the closing prices of the securities on such Exchange over the thirty (30) Trading Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded on another market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Trading Day period ending three (3) calendar days prior to such declaration; and

(iii) if there is no active market, the value shall be the fair market value thereof, as determined in good faith by the Board over the thirty (30) Trading Days period ending three (3) calendar days prior to such declaration.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power sufficient, under ordinary circumstances, to elect a majority of the directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

"Trading Day" means a day on which the price of the Common Shares is quoted on the Exchange.

3. Dividends and Distributions.

(A) Holders of record as of the end of each calendar quarter ("*Dividend Payment Date*") shall be entitled to receive, out of the assets of the Company legally available for that purpose, dividends on the Series D Preferred Stock dividends, if any, declared by the Board of Directors.

(B) Dividends payable on the Series D Preferred Stock, if declared, shall be paid in cash provided that, at the option of the Company, dividends on the Series D Preferred Stock may be paid by the issuance of Common Stock if it is then traded on an Exchange. The number of shares of Common Stock to be issued in payment of a dividend shall be determined by dividing the amount of the dividend otherwise payable in cash by the Daily Market Price calculated as of the applicable Dividend Payment Date; provided, however, that if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event. The number of shares of Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series D Preferred Stock owned by a Holder.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the preference on liquidation of any Senior Securities that rank senior to the Series D Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series D Preferred Stock held by the Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to Holders with respect to such Liquidation and (b) the amount the Holder would have received if the Holder had converted all outstanding shares of Series D Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Trading Day immediately preceding the date of such Liquidation (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect

to distributions upon Liquidation, rank junior to the Series D Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series D Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are *pari passu* with the Series D Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to Holders of the Series D Preferred Stock and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among Holders of the Series D Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to Holders of record of the Series D Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series D Preferred Stock:

(A) Except as otherwise expressly provided herein or as required by law, the Holders of Series D Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(B) Other than as provided herein or required by law, there shall be no series voting.

(C) Each share of Series D Preferred Stock shall entitle the Holder thereof to the voting rights specified in Section 5(D), Section 5(E) and Section 5(F) and no other voting rights except as required by law.

(D) The consent of Holders of at least a Majority of the Series D Preferred Stock, voting separately as a separate class, in Person or by proxy, either in writing without a meeting or at an annual or a special meeting of Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to change any of the voting powers, designations, preferences, limitations, restrictions and relative rights of the Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

A. make dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of Holders of Series D Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Company;

B. reduce the amount payable to Holders of the Series D Preferred Stock upon the Liquidation of the Company, or change the relative seniority of the Liquidation Preferences of Holders of the Series D Preferred Stock or the rights upon Liquidation of the holders of any other Capital Stock of the Company;

C. authorize the issuance of any additional Series D Preferred Stock; or

D. make the Series D Preferred Stock redeemable at the option of the Company.

(E) Except as to matters with respect to which Holders of the Series D Preferred Stock are entitled to vote separately as a class pursuant to this Section 5, the Holders of the Series D Preferred Stock shall be entitled to vote on all matters submitted for a vote to the holders of Common Stock as if they held a number of shares of Common Stock equal to the Conversion Stock Amount of Common Stock. Holders of Series D Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series D Preferred Stock held by each Holder could be converted) shall be disregarded.

6. Conversion.

(A) Procedure for Conversion.

(i) General. Shares of Series D Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A. The conversion of any or all shares of Series D Preferred Stock may be effected by the delivery by the Holder to the Company of a duly executed written notice of conversion, substantially in form and substance as attached to the Subscription Agreement (the "*Conversion Notice*"), by facsimile, mail or overnight courier delivery, to the Company's address set forth in the Subscription Agreement specifying the number of shares of Series D Preferred Stock to be converted.

B. The closing of a conversion (a "*Conversion Closing*") shall take place (a) on the later of (1) on the third (3rd) Trading Day following and excluding the date the Conversion Notice is delivered and (2) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (b) any other date upon which the Holder and the Company mutually agree (a "*Conversion Closing Date*").

(ii) Conversion Price. The Series D Preferred Shares shall be converted into Company's Common Stock at 100% of the weighted average Daily

Market Price for the ten (10) trading days prior to the date hereof ("*Conversion Price*").

(iii) Conversion of Series D Preferred Stock. If a Conversion Notice is duly given with respect to shares of Series D Preferred Stock, then such shares of Series D Preferred Stock shall be converted into that number of shares ("*Conversion Stock Amount*") of Common Stock which is then trading on the Exchange at the Conversion Closing Date equal to (A) the aggregate Stated Value of such shares of Series D Preferred Stock divided by (B) the Conversion Price. On the applicable Conversion Closing Date, the Holder shall surrender the certificate(s) representing the shares of Series D Preferred Stock to be converted to the Company at the address set forth for notices to the Company in the Settlement Agreement, and Parent or the Company (as the case may be), at its expense (including payment by it of any applicable issue taxes), shall cause to be issued in the name of and delivered to the Holder the Conversion Stock Amount of duly authorized, validly issued, fully paid and non-assessable shares of Company's Common Stock as the Holder may direct at the election of the Holder, (i) via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system or (ii) if DWAC is unavailable, by delivery of one or more original certificates representing shares of Common Stock, as the case may be, delivered via Federal Express to the address instructed by the Holder in writing, and a copy of the airbill evidencing that such documents have been sent

(iv) Holder of record. Each conversion of Series D Preferred Stock shall be deemed to have been effected immediately before the close of business on the business day on which the Conversion Notice is delivered (except, that, for purposes of calculation of the Stated Value, dividends shall accrue until and including the Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion as provided in Section 6(A)(iii) shall be deemed to have become the Holder or Holders of record thereof.

(v) Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series D Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series D Preferred Stock which have not been converted via reputable overnight courier to such address specified by the Holder.

(B) Reservation of Shares. The Company shall at all times reserve for issuance such number of its shares of Common Stock as may be required to satisfy its obligations under this Certificate.

(C) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share of Common Stock, as the case may be, an amount equal to such fraction multiplied by the current Daily

Market Price per share of Common Stock on the date of conversion shall be paid to the Holder in cash by the Company. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock, as the case may be, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.

(D) Adjustment for Stock Splits and Combinations. If, at any time or from time to time, after the date that the Series D Preferred Stock is issued (the "Original Issue Date"), Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series D Preferred Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company or Parent combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series D Preferred Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this section (E) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(E) Adjustment for Common Stock Dividends and Distributions. If, at any time or from time to time, after the Original Issue Date, the Company pays to holders of Common Stock any dividend or other distribution in the form of additional shares of Common Stock without a corresponding dividend or other distribution to Holders of Series D Preferred Stock, the Series D Conversion Price that is then in effect shall be decreased as of the time of such issuance, as provided below:

(i) The Conversion Price shall be adjusted by multiplying each such Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or other distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter

the Conversion Price shall be adjusted pursuant to this Section (E) to reflect the actual payment of such dividend or distribution.

(F) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series D Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than a Liquidation in accordance with Section 4 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event such holder of Series D Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any case, appropriate adjustment shall be made in the application of the provisions of this Section 6 which respect to the rights of the holders of Series D Preferred Stock after the capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

7. Optional Redemption. The Series D Preferred stock shall be redeemable at the option of the Holders, exercisable solely by notice in writing by all Holders to the Company on or before December 31, 2014, and upon redemption the Company shall redeem the Series D Preferred Stock solely by delivery to Holders one hundred percent (100%) of the iPTerra Stock and of the Aero Membership Interests as defined in the Stock Purchase Agreement between Sanwire Corporation and Company dated June __, 2014.

8. Status of Converted and Redeemed Shares; Limitations on Series D Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series D Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series D Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series D Preferred Stock. The Company will not issue any further shares of Series D Preferred Stock.

9. Miscellaneous. Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein shall be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

EXHIBIT "C"

Chief Executive Officer	Rick Bjorklund
Chief Counsel, Secretary	Peter Hoffman
Chief Financial Officer	Robert LaSalle
Director	Rich Bjorklund (Chairman)
	Anthony Hickox
	Bob Riggs

EXHIBIT "D"

CONVERTIBLE PROMISSORY NOTES

Seven Arts Entertainment, Inc.
Loans and Convertible Notes

FOR INTERNAL USE ONLY, DRAFT

Lender		3/31/14 Balance	Interest Rate	Issuance Date	Maturity Date
Film and Production Loans:					
Palm Finance Corporation	$	4,448,083	18%	5/7/2007	11/7/2008
Palm Finance Corporation		2,822,872	18%	12/17/2007	6/17/2009
Palm Finance Corporation		110,097	10%	7/30/2012	
Prodigy		359,449	10%	6/14/2013	10/31/2013
120db Film Finance LLC		4,425			8/25/2008
Insurance Strategies Fund		71,967			
Total Film and Production Loans	$	7,816,893			
Conversions:					
JMJ Financial		433,887	10%	6/29/2012	10/27/2012
Tonaquint, Inc		389,649	8%	08/22/2012	7/2/2013
Beaufort Ventures PLC		235,838	10%	07/31/2012	08/30/2012
Beaufort Ventures PLC		175,151	10%	07/26/2012	02/25/2013
Runway Investments, LTD		165,801	12%	11/1/2012	09/30/2012
Sendero Capital Ltd		315,424	12%	01/24/2012	9/30/2012
Isaac Capital Group LLC		28,861	12%	01/20/2012	06/30/2012
Beaufort Ventures, PLC		87,719	10%	07/19/2012	07/19/2012
Beaufort Ventures, PLC		58,479	10%	7/19/2012	07/19/2013
Beaufort Ventures, PLC		29,062	10%	08/14/2012	8/2/2013
Beaufort Ventures, PLC		85,652	12%	1/22/2013	7/22/2013
Hanover Holdings LLC		269,385	10%	02/23/2012	08/23/2012
Beaufort Ventures PLC		60,554	12%	06/26/2012	06/26/2013
Agua Alta (Cold Fusion)		121,139	12%	06/25/2012	06/25/2013
Beaufort Ventures PLC		1,286	12%	11/30/2012	11/30/2013
Tripod Group, LLC		43,387	12%	1/2/2012	1/2/2013
Beaufort Ventures, PLC		12,675	12%	6/4/2012	4/5/2013
WHC Capital, LLC		45,361	10%	4/19/2013	5/31/2013
Elegant Funding		49,302	12%	4/30/2013	5/2/2013
Firerock Global Opportunities Fund, L.P.		2,262	5% (18% default)	2/11/2013	7/15/2013
Elegant Funding		14,623	18%	5/6/2013	5/1/2014
WHC Capital, LLC		29,962	21% (28% default)	4/19/2013	4/18/2014
WHC Capital, LLC		23,613	21%	5/20/2013	5/20/2014
Tangiers Investors, LP		1,194	10%	5/31/2013	5/31/2014
Tangiers Investors, LP		16,827	10%	6/10/2013	6/10/2013
Isaac Capital Group LLC		10,299	12%	10/1/2013	4/1/2014
Beaufort Ventures PLC		19,299	12%	10/1/2013	4/1/2014
Isaac Capital Group LLC		86,187	12%	10/21/2013	1/31/2014
Scarborough/Beaufort Ventures		25,660			
	$	2,771,817			
Mortgage and Construction Loan:					
Palm Finance Corporation- mortgage and construction loan	$	8,021,404	15%		
	$	8,021,404			
Disputed Convertible Debentures:					
Trafalgar Capital	$	684,027	9%	10/15/2008	8/31/2009
GHP		137,573	18%	1/21/2011	4/30/2012
CMS Capital		42,495	12%	12/15/2011	06/30/2012
Old Capital Ltd		285,572	12%	05/31/2012	05/30/2013
	$	1,149,667			